UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

Cardica, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

 On December 31, 2015, Cardica, Inc. and Intuitive Surgical, Inc. amended their license agreement, initially signed in August 2010, to include, among other things, an agreement providing for the evaluation and potential development of a surgical stapling cartridge for use with Intuitive Surgical’s da Vinci Surgical Systems.

Under the terms of the amendment, Intuitive Surgical has paid Cardica $2 million to extend its rights to improvements in Cardica’s stapling technology and certain patents until August 2018 and to provide for a feasibility evaluation period of up to six months.

The feasibility evaluation allows Intuitive Surgical to test and evaluate Cardica’s MicroCutter XCHANGE technology. Upon completion of the evaluation, Intuitive Surgical will have the option to initiate a joint development program, for an 8 millimeters in diameter surgical stapling cartridge for use with the da Vinci Surgical System. Cardica may receive further funding for development of the cartridge and tooling as well as a unit-based royalty on commercial sales. In addition, the amendment provides that each of the parties releases the other party from any claims they have or may have against the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc.

Date: January 7, 2016	/s/ Robert Y. Newell
Robert Y. Newell
Chief Financial Officer